Exhibit 4

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, without par value, of Odd Job Stores, Inc. is being filed on behalf of each of the undersigned under the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 24, 2003


                                          OJSAC, INC.

                                          By:  /s/ Moshael Straus
                                             ----------------------------------
                                             Name:  Moshael Straus
                                             Title: Chief Executive Officer


                                        AMAZING SAVINGS HOLDING LLC


                                        By: Ascend Retail Investment LLC, its
                                            Managing Member

                                            By: /s/ Moshael Straus
                                              --------------------------------
                                              Name: Moshael Straus
                                              Tite: Managing Member

                                         ASCEND RETAIL INVESTMENT LLC

                                          By:  /s/ Moshael Straus
                                             ----------------------------------
                                             Name:  Moshael Straus
                                             Title: Managing Member

                                             /s/ Moshael Straus
                                            ------------------------------------
                                            Moshael Straus